Exhibit 10.3

                             SECURED PROMISSORY NOTE


$4,900,000.00                                                  Las Vegas, Nevada
                                                                   July 31, 2001

1.   FUNDAMENTAL PROVISIONS.

     The following terms will be used as defined terms in this Note:

     Payee and Holder:          Las Vegas Golf Center, L.L.C., a Nevada limited
                                liability company

     Maker:                     VCA Nevada Incorporated, an Arizona corporation

     Principal Amount:          Four Million Nine Hundred Thousand Dollars
                                ($4,900,000.00)

     Interest Accrual Date:     February 1, 2002

     Interest Rate:             As stated in Paragraph 3 of this Note

     Default Interest Rate:     Fifteen percent (15%) per annum

     Maturity Date:             August 1, 2011

     Business Day:              Any day of the year other than Saturdays,
                                Sundays, or legal holidays.

     Loan Documents:            The Secured  Promissory Note and a Deed of Trust
                                and Assignment of Rents executed in connection with this Note. The Loan Documents reflect the payment remaining due on the purchase by Maker from Holder of the tenant's leasehold interest in a 44-acre parcel of land (Property) now developed with the Las Vegas Golf Center, with Clark County, Nevada as the landlord (Lease).
                                The Lease has been  amended in full by the First
                                Amendment in Total dated November, 2000 (Amended
                                Lease).

    Loan: The loan from Payee to Maker in the Principal Amount and evidenced by this Note.

2.   PROMISE TO PAY.

     For value received, Maker promises to pay to the order of Holder, at the office of Holder at 13924 Weddington Street, Sherman Oaks, CA 91401, or at such other place as the Holder hereof may from time to time designate in writing, the Principal Amount, together with accrued interest on the unpaid principal balance at the Interest Rate.

3.   INTEREST; PAYMENTS.

     (a) Absent an Event of Default hereunder, the principal balance hereof shall bear interest at the Interest Rate stated. Throughout the term of this Note, interest shall be calculated on a 365-day year on the unpaid balance of the Principal amount and, in all cases, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365 days on an annual basis.

     (b) All payments due hereunder shall be made (i) without deduction of any present and future taxes, levies, deductions, charges or withholdings which amounts shall be paid by Maker, and (ii) without any other set off. Maker will pay the amounts necessary such that the amount of the principal and interest received by the Holder hereof is not less than that required by this Note.

     (c) No interest shall accrue or be paid on this Note through January 31, 2002. Commencing on February 1, 2002 and continuing on the first day of each calendar month thereafter until the Maturity Date, Maker shall make monthly installments in the amounts as set forth in 3(f) below.

     (d) One (1) final "balloon" payment of all unpaid principal, interest, and any other amounts due hereunder shall be due and payable on the Maturity Date.

     (e) If any payment to be made by maker hereunder becomes due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

     (f)  Payments shall be paid on the Note in the following amounts.

          1. From February 1, 2002 through August 1, 2003, an interest-only monthly payment, calculated at six percent (6%) annual interest, of $24,500.00 per month.

          2.   From September 1, 2003 through  August 1, 2004, an  interest-only
               monthly   payment,   calculated  at  seven  percent  (7%)  annual
               interest, of $28,583.33 per month.

          3.   From September 1, 2004 through  August 1, 2006, an  interest-only
               monthly   payment,   calculated  at  eight  percent  (8%)  annual
               interest, of $32,666.67 per month.

          4. From September 1, 2006 through July 1, 2011 a principal and interest payment, calculated at twelve percent (12%) annual interest and based on a constant payment twenty (20) year amortization, of $53,953.22 per month.

          5.   All of the remaining balance due on the Note on August 1, 2011.

4.   PREPAYMENT.

     Maker shall have the right to prepay the Principal Amount, or any portion thereof, without premium or penalty, provided that Maker shall provide the Holder with at least five (5) days prior written notice of Maker's intent to make any prepayment.

5.   LAWFUL MONEY.

     Principal and interest are payable in lawful money of the United States of America.

6.   APPLICATION OF PAYMENTS/LATE CHARGE.

     (a) Absent the occurrence of an Event of Default hereunder any payments received by the Holder shall be applied first to sums, other than principal and interest, due the Holder, next to the payment of all interest accrued to the date of such payment, and the balance, if any, to the payment of principal. Any payments received by the Holder after the occurrence of an Event of Default shall be applied to the amounts specified in this Paragraph 6 (a) in such order as the Holder may, in its sole discretion, elect.

     (b) If any payment of interest and/or principal is not received by the Holder when such payment is due, then in addition to the remedies conferred upon the Holder pursuant to Paragraph 9, (i) a late charge of two percent (2%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Holder for the expense of handling the delinquency but only for any payment past due in excess of fifteen days (15) days, regardless of any notice and cure periods, and (ii) the amount due and unpaid (including, without limitation, the late charge) shall bear interest at the Default Interest Rate, computed from the date on which the amount was due and payable until paid unless Section 9 is applicable.

7.   SECURITY.

     This Note is secured by a Deed of Trust and Assignment of Rents (Deed of Trust) between Holder and Maker of this date.

8.   EVENT OF DEFAULT.

     The occurrence of any of the following shall be deemed to be an event of default (Event of Default) hereunder:

     (a) default in the payment of principal or interest when due and failure to cure such default within the applicable grace period; or

     (b)  the occurrence of a default under the Deed of Trust.

9.   REMEDIES.

     Upon the occurrence of an Event of Default then at the option of the Holder, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Maker under the Note shall, without demand or notice, immediately become due and payable. Upon the occurrence of an Event of Default, (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default
Interest Rate from the date of the last interest payment, subject to the limitations contained in paragraph 14 hereof. No delay or omission on the part of the Holder hereof in exercising any right under this Note or Deed of Trust shall operate as a waiver of such right.

10.  WAIVER.

     Maker hereby waives diligence, demand for payment, presentment for payment, protest, notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Deed of Trust) and expressly agrees that, without in any way affecting the liability of Maker, the Holder hereof may extend any maturity date or the time for payment of any installment due hereunder or otherwise modify the Note or Deed of Trust.

11.  CHANGE, DISCHARGE, TERMINATION, OR WAIVER.

     No provision of this Note may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of the Holder hereof to exercise and no delay by the Holder hereof in exercising any right or remedy under this Note or under the law shall operate as a waiver thereof.

12.  ATTORNEYS' FEES.

     If this Note is not paid when due or if any Event of Default occurs, Maker promises to pay all costs of enforcement and collection, including but not limited to, reasonable attorneys' fees.

13.  SEVERABILITY.

     If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

14.  INTEREST RATE LIMITATION.

     Maker hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the Note. Holder and Maker agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the State of Nevada. In such event, if any Holder of this Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on this Note to a rate in excess of the maximum rate permitted to be charged by the laws of the State of Nevada, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the Holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Maker.

15.  NUMBER AND GENDER.

     In this Note the singular shall include the plural and the masculine shall include the feminine and neuter gender, and vice versa.

16.  HEADINGS.

     Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not part of this Note.

17.  CHOICE OF LAW.

     This Note shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to conflict of laws principles. Exclusive jurisdiction on all litigation will be in the Superior Court of Clark County, Nevada.

18.  INTEGRATION.

     The Note and Deed of Trust contain the complete understanding and agreement of the Holder and Maker and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

19.  BINDING EFFECT.

     The Loan Documents will be binding upon, and inure to the benefit of, the Holder, Maker, and their respective successors and assigns.

20.  TIME IS OF THE ESSENCE.

     Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.


                                        MAKER

                                        VCA NEVADA INCORPORATED, a
                                        Nevada corporation


                                        By:
                                           -------------------------------------
                                           Joseph P. Martori
                                        Its: Chairman